EXHIBIT 2.1
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            CONTRACT FOR THE SALE OF GOODS
   (Includes Grant of Purchase Money Security Interest)
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  THIS CONTRACT FOR THE SALE OF GOODS (the "Agreement") is
  made and entered into as of this 10th day of August, 2000 ("Effective Date") by and between Chasin of Long Beach, Inc. dba Colbie Pacific Capital with its principal offices at 3660 Wilshire Boulevard, Suite 1008, Los Angeles CA 90010 (the "Seller") and Auxer Telecom, Inc. a Delaware corporation with principal offices at 12 Andrews Drive, West Patterson, NJ 07424 (the "Buyer").
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                          Recitals
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  This Agreement is made and entered into with reference to the following facts, all of which are hereby incorporated into, and made a material part of this Agreement.
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  A.  Seller entered into a Loan and Security Agreement
  with an entity known as Cyberlight, Inc. (the "Cyberlight Agreement"). Pursuant to the Cyberlight Agreement,
  Colbie was granted a security interest in certain assets
  of Cyberlight, Inc.
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  B.  The Cyberlight Agreement went into default.
  Cyberlight, Inc. filed for relief under Chapter 7 of the Bankruptcy Code, and Seller was granted relief from the automatic stay in order to foreclose upon its collateral granted by Cyberlight, Inc. to Seller to secure the obligations under the Cyberlight Agreement.
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  C.  Buyer desires to purchase two Magellan Switches and
  accessories described as: CDR Format DBF; Fraud Detection; Software Version 4.33; Two (2) M4000 LNX
  Driven NT based platforms, 64 ports each; redundant CPU's
  and power supplies.
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  D.  Seller is willing to sell to Buyer the equipment in a private foreclosure sale, pursuant to its rights under
  the Cyberlight Agreement and applicable provisions of the California Commercial Code, including but not limited to Sec 9504.
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  NOW, THEREFORE, for and inconsideration of the foregoing
  recitals, the mutual covenants, agreements,
  representations, and warranties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby enter into the following Agreement.
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  Paragraph 1.     Sales of Goods
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       1.01  Seller shall transfer and deliver to Buyer,
  and Buyer shall pay for and accept, the Goods, pursuant
  to the terms and conditions of this Agreement.
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  Paragraph 2     Delivery of Goods
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       2.01  The Goods are presently being store at 707
  Wilshire Blvd., 8th Floor, Los Angeles, CA 90017. Upon execution of this Agreement and payment of the first installment payment as more fully set forth in Par. 7 below, Buyer may take possession of the Goods, moving them to 611 Wilshire Blvd., Suite 804, Los Angeles, CA
  90017.
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       2.02  All shipping, storage rental fees and all
  other costs of any nature associated with or related to the Goods shall be the sole and absolute responsibility of the Buyer.
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  Paragraph 3.     Identification - Risk of Loss
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       3.01  Identification of the Goods under Commercial
  Code Section 2501 shall occur on the Effective Date. Upon identification, the risk of loss shall pass to Buyer.
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  Paragraph 4.     Title
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       4.01  Title to the Goods shall vest with Buyer on
  the Effective Date, subject to the terms and conditions
  of this Agreement.
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  Paragraph 5.     Disclaimer of Express Warranties
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       5.01  Seller warrants that the Goods are as
  described in this Agreement, but no other express
  warranty is made with respect to the Goods. Any description of the Goods contained in the Agreement is for the sole purpose of identifying them, is not part of the basis of the bargain, and does not constitute a warranty that the Goods will conform to that description. If any model or sample was shown to Buyer, that model or sample was used merely to illustrate the general type and quality of the Goods and not to represent that the Goods would necessarily conform to the model or sample.
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  Paragraph 6.     Disclaimer of Implied Warranties
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       6.01  THE GOODS SOLD UNDER THIS CONTRACT ARE
  PURCHASED BY THE BUYER "AS IS' AND THE SELLER DOES NOT WARRANT THAT THEY ARE OF MERCHANTABLE QUALITY OR THAT
  THEY CAN BE USED FOR ANY PARTICULAR PURPOSE. THIS PROVISION IS NOT INTENDED TO LIMIT, ENHANCE OR OTHERWISE MODIFY ANY APPLICABLE MANUFACTURE'S WARRANTY IN PLACE
  WITH RESPECT TO THE GOODS.
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  Paragraph 7.     Price and Payment
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       7.01  The total price to be paid by Buyer will be
  Five Hundred Sixty Eight Thousand Dollars ($568,000) (the "Purchase Price"). On August 10, 2000, Buyer shall pay to Seller the sum of $10,000.  Commencing October 1,
  2000, and continuing on the 1st day of each successive month thereafter, Buyer shall pay additional monthly installments of $10,000 for a series of ten (10)
  payments.  On August 1, 2001, Buyer shall pay to Seller
  the sum of $458,000.
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       7.02  Payment shall be made by lawful money of the
  United States, In the event any installment payment is
  not paid when due, or if Buyer defaults to Seller on any of its Obligations, Seller may, at its option, declare the entire amount owed under this Agreement, due and
  payable.
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  Paragraph 8.     Grant of Purchase Money Security
                   Interest
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       8.01  In order to secure Buyer's Obligations to
  Seller under this Agreement, Buyer grants to Seller a security interest in the Goods, and all proceeds thereof, including but not limited to insurance proceeds. The term "Obligations" as used in this Agreement, shall mean and include each and all of the following: the obligations evidenced by the Agreement, the obligation to pay all installment payments set forth in Paragraph 7 above, and to perform when due all other debts and all obligations, liabilities, covenants, agreements, guarantees, warranties and representations of Buyer to Seller, of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due and payable from Buyer to Seller.
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  Paragraph 9.     Buyer's Covenants With Respect To The
                   Goods
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       9.01  Buyer, at its expense, shall keep and maintain
  (i) the Goods insures against loss or damage by fire, theft, explosion, earthquake, flood, sprinklers, natural disasters and all other hazards and risks ordinarily insured against by other owners or users of such properties and interests in properties in similar businesses for the full insurable value thereof; (ii) business interruption insurance and public liability and property damage insurance relating to Buyer's ownership and use of its assets. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Seller showing loss payable to Seller and all proceeds payable thereunder shall be payable to Seller and upon receipt by Seller shall be applied on account of Buyer's Obligations. In the event Seller at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then
  Seller, without waiving or releasing any obligation or default by Seller hereunder, may at any time or times hereafter, but shall be under no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Seller in its sole and absolute discretion deems advisable. All sums so disbursed by Seller, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be a part of Buyer's Obligations and payable on demand.
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  Paragraph 10.     Buyer's Negative Covenants
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       10.01  Buyer covenants and agrees that it shall not:
  (a) grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral in favor of any Person other than Seller, and shall provide written notice to Seller within ten days of Buyer obtaining any knowledge of the foregoing; (b) permit any levy, attachment or restraint to be made affecting any of its assets; (c) permit any receiver, trustee or assignee for the benefit of Sellers to be appointed to take possession of any or all of its assets; (d) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of its assets; (e) merge or consolidate with any other person or entity; (f) acquire all or any material interest in any other person or entity; (g) enter into any transaction not in the ordinary course of its business; (h) under any circumstances or in any manner whatsoever, interfere with any of Seller's rights under this Agreement.
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  Paragraph 11.     Default
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       11.01  Default.  Any one or more of the following
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  events shall constitute a default (each, a "Default") by
  Buyer under this Agreement (a) Buyer shall fail to pay
  any of the Obligations when due, upon maturity or by acceleration; (b) if Buyer fails or neglects to perform, keep or observe any term, provision, condition or covenant on its part contained in this Agreement; (c) if any representation and warranty under this Agreement, or representation, warranty or other information contained in any statement, report or certificate made or delivered by Buyer or any of its officers, employees or agents to Seller was not true and correct when made or deemed made; *d) if Seller shall reasonably determine in good faith that it is insecure with respect to the repayment of all or any of Buyer's Obligations; (e) an order or decree appointing a receiver, trustee, custodian or liquidator shall have been issued with respect to Buyer or its assets; (f) if all or any of Buyer's assets are attached, seized, subjected to a writ or warrant, or are levied upon, by a Seller or come within the possession or any receiver, trustee, custodian or assignee for the benefit of Sellers; (g) Buyer shall fail to pay its debts to Sellers as they com due or shall be insolvent; (h) Buyer shall seek relief under any bankruptcy, insolvency, reorganization or similar law, or a proceeding is commenced against Buyer under any bankruptcy, insolvency, reorganization or similar law and not dismissed within sixty day; (i) if Buyer shall make an assignment for the benefit of Sellers; (j) if any proceeding is filed or commenced by or against Buyer for its dissolution or liquidation; (k) if Buyer is enjoined, restrained or in any way prevented by judicial or administrative order from conducting al or any part of its business affairs;
  (l) if a notice of lien, levy or assessment is filed of record with respect to all or any of Buyer's assets by the United States or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or if any taxes or debts owing at any time or times hereafter to any one or more of them becomes a lien, whether choate or otherwise, upon all or any of Buyer's assets; (m) if a judgment or other claim becomes alien or encumbrance upon all or any of Buyer's assets; (n) the occurrence of any event, circumstance, or condition which, after any applicable cure or notice period or lapse of time, or both, would constitute a default under any material agreement, contract, instrument or the like to which
  Buyer is a party of which any of Buyer's property is subject, whether or not a party thereto exercises any of its rights and remedies with respect to such default, or upon acceleration of the maturity of any material indebtedness of Buyer; or (o) the destruction or occurrence of substantial damage to the Collateral or any material portion thereof, or which there is no or substantially no insurance coverage in respect and/or for which not or substantially no insurance coverage will be paid in respect thereto.
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  Paragraph 12.     Remedies
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       12.01  If any Default shall be occurred, Buyer may
  exercise all the rights and remedies of a secured party
  on default under the California Commercial Code and all
  of the rights and remedies provided for in the Agreement and such other rights and remedies as may be provided by law or otherwise (such rights and remedies to be cumulative and non-exclusive). Seller also may: (a0 declare Buyer's Obligations immediately due and payable;
  (b) enter, with or without process of law, any premises where the Collateral is or may be located and, without breach of the peace and without charge or liability to Seller therefore, until Seller's completion of enforcement of its security interests in the Collateral and/or until Sellers' removal of the Collateral therefrom to such other place or places as Seller deems convenient and in connection therewith (i) take possession of said premises and of any of the Collateral located therein;
  (ii) place a receiver in exclusive control of said premises and any of the Collateral located therein; (iii) remove the Collateral (and any of Buyer's materials, supplies, books and records) for the purpose of collecting the Collateral and/or preparing the Collateral for disposition and/or disposing of the Collateral; (c) sell or otherwise dispose of the Collateral (in its then condition or after further manufacturing, processing or preparation thereof, utilizing in connection therewith, without charge or liability to Seller therefore, any of Buyer's assets) at public or private sale, as Seller deems advisable for cash, or credit, or such other terms as Seller deems acceptable; provided however, that Buyer shall be credited with the net proceeds of such sale or other disposition only when such proceeds are actually received by Seller and Seller may become the purchaser at any such sale if permissible under applicable law. Buyer shall, if Seller requests, assemble the Collateral and make it available to Seller at a place or places to be designated by Seller which is reasonably convenient to Seller and Buyer. Seller shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Seller may adjourn any public or private sale from time to time by announcement at he time and place fixed therefore, and such sale may without further notice, be made at the time and place to which it was so adjourned. Buyer recognizes that if Buyer fails to perform, observe or discharge any of its obligations under this Agreement, not remedy of law will provide adequate relief to Seller; therefore, Buyer agrees that Seller shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Seller may enter the premises of Buyer and take possession of the Collateral and of the records pertaining to the Collateral. Buyer grants to Seller a right of entry to obtain possession of such Collateral and records and further promises to store such Collateral and records on the premises of Buyer without cost to Seller.
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  Paragraph 13.     Interpretation and Parole Evidence
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       13.01  This writing is intended by the Parties as a
  final expression of their agreement and understanding concerning the matters contained herein, and is also intended as a complete and exclusive statement of the terms of their agreement and understanding. No course of prior dealings between the Parties and no usage of the trade shall be relevant to supplement or explain any term used in the Agreement. Acceptance or acquiescence in a course of performance rendered under this contact shall be relevant to determine the meaning of this Agreement even though the accepting or acquiescing Party has knowledge of the nature of performance and opportunity of objection. Whenever a term defined by the California Commercial Code is used in the Agreement, the definition contained in the California Commercial Code shall control.
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  Paragraph 14.     Authority of Seller's Agents
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       14.01  No agent, employee or representative of
  Seller has any authority to bind Seller to any affirmation, representation, or warranty concerning the Goods sold under this Agreement, and unless an affirmation, representation, or warranty made by an agent, employee or representative is specifically
  included within this written contract, is has not constituted a part of the basis of this bargain and shall not in any way be enforceable.
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  Paragraph 15.     Miscellaneous Provisions
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       15.01  No supplement, modification or amendment of
  this Agreement shall be binding unless executed in
  writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, not shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument. The Parties shall promptly execute and deliver such additional documents and instruments as shall be necessary to effectuate this transaction.
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       15.02  This Agreement, and all rights and obligation
  of the Parties under this Agreement, shall be construed
  in accordance with, and governed by, the Uniform Commercial Code as enacted and in force in the State of California of the Effective Date.
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       15.03  If any legal action or any arbitration or
  other proceeding is brought for the interpretation or enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing Party shall be entitled to recover from the non-prevailing or unsuccessful Party reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
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       15.04  Any dispute under this Agreement shall only
  be litigated in any court having its situs within the County of Los Angeles, and the parties consent and submit to the jurisdiction of any state or federal court located within such venue which has original jurisdiction over matters which arise within the County of Los Angeles.
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       15.05  If any provision of this agreement is held by
  a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.
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       15.06  This Agreement shall insure to the benefit
  of, and shall be binding upon, each of the Parties, and each of their respective predecessors, successors, assigns, representatives, heirs and devises.
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       IN WITNESS WHEREOF, the Parties have duly executed
  this Agreement as of the Effective Date.
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  "SELLER"                           "BUYER"
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  Chasin of Long Beach, Inc. dba     Auxer Telecom, Inc.
  Colbie Pacific Capital
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  By: /s/ Neil Chaslin               By: /s/ Ronald Shaver
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  Its:     Vice President            Its:     President
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